November 2024

Preliminary Pricing Supplement No. 4,695
Registration Statement Nos. 333-275587; 333-275587-01
Dated November 1, 2024
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Common Stock of Merck & Co., Inc. and the Common Stock of The Home Depot, Inc. due November 10, 2026

Trigger Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Dual Directional Trigger PLUS, or “Trigger PLUS,” are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Trigger PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS and prospectus, as supplemented or modified by this document. The payment at maturity on the Trigger PLUS will be based on the value of the worst performing of the common stock of Merck & Co., Inc. and the common stock of The Home Depot, Inc. At maturity, if the final share price of each underlying stock is greater than the respective initial share price, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying stock. If the final share price of either underlying stock is less than or equal to the respective initial share price but the final share price of each underlying stock is greater than or equal to the respective trigger level, investors will receive the stated principal amount of their investment plus an unleveraged positive return based on the absolute value of the performance of the worst performing underlying stock, which will be effectively limited to a 30% return. However, if the final share price of either underlying stock is less than the respective trigger level, investors will be negatively exposed to the full decline in the worst performing underlying stock and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying stock, without any buffer. Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlying stocks, a decline in either underlying stock beyond the respective trigger level will result in a significant loss of your investment even if the other underlying stock has appreciated or has not declined as much. The Trigger PLUS are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of two underlying stocks and forgo current income in exchange for the leverage and absolute return features that in each case apply to a limited range of performance of the worst performing underlying stock. The Trigger PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

The Trigger PLUS differ from the PLUS described in the accompanying product supplement for PLUS in that the Trigger PLUS offer the potential for a positive return at maturity if the worst performing underlying stock depreciates by no more than 30%. The Trigger PLUS are not the Buffered PLUS described in the accompanying product supplement for PLUS. Unlike the Buffered PLUS, the Trigger PLUS do not provide any protection if the worst performing underlying stock depreciates by more than 30%.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Trigger PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	November 10, 2026
Underlying stocks:	Merck & Co., Inc. common stock (the “MRK Stock”) and The Home Depot, Inc. common stock (the “HD Stock”)
Aggregate principal amount:	$
Payment at maturity per Trigger PLUS:

If the final share price of each underlying stock is greater than the respective initial share price,

$1,000 + ($1,000 × leverage factor × share percent change of the worst performing underlying stock)

If the final share price of either underlying stock is less than or equal to the respective initial share price but the final share price of each underlying stock is greater than or equal to the respective trigger level,

$1,000 + ($1,000 × absolute share return of the worst performing underlying stock)

If the final share price of either underlying stock is less than the respective trigger level,

$1,000 × share performance factor of the worst performing underlying stock

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000, and will represent a loss of at least 30%, and possibly all, of your investment.

Share percent change:	With respect to each underlying stock, (final share price – initial share price) / initial share price
Worst performing underlying stock:	The underlying stock with the lesser share percent change
Share performance factor:	With respect to each underlying stock, final share price / initial share price
Absolute share return:	The absolute value of the share percent change. For example, a -5% share percent change will result in a +5% absolute share return.
Initial share price:

With respect to the MRK Stock, $ , which is the share closing price of such underlying stock on the pricing date

With respect to the HD Stock, $ , which is the share closing price of such underlying stock on the pricing date

Final share price:	With respect to each underlying stock, the share closing price of such underlying stock on the valuation date multiplied by the adjustment factor for such underlying stock on such date
Valuation date:	November 5, 2026, subject to adjustment for non-trading days and certain market disruption events
Leverage factor:	At least 197.50%. The actual leverage factor will be determined on the pricing date.
Trigger level:	With respect to the MRK Stock, $ , which is 70% of the initial share price for such underlying stock With respect to the HD Stock, $ , which is 70% of the initial share price for such underlying stock
Stated principal amount:	$1,000 per Trigger PLUS
Issue price:	$1,000 per Trigger PLUS
Pricing date:	November 5, 2024
Original issue date:	November 8, 2024 (3 business days after the pricing date)
Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
CUSIP / ISIN:	61776WUX9 / US61776WUX90
Listing:	The Trigger PLUS will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $987.70 per Trigger PLUS, or within $25.00 of that estimate. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per Trigger PLUS	$1,000	$	$
Total	$	$	$

(1)The Trigger PLUS will be sold only to investors purchasing the Trigger PLUS in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the Trigger PLUS that it purchases from us to an unaffiliated dealer at a price of $ per Trigger PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Trigger PLUS. MS & Co. will not receive a sales commission with respect to the Trigger PLUS. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS.

(3)See “Use of proceeds and hedging” on page 18.

The Trigger PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Trigger PLUS” and “Additional Information About the Trigger PLUS” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2023  Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Common Stock of Merck & Co., Inc. and the Common Stock of The Home Depot, Inc. due November 10, 2026

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Trigger Performance Leveraged Upside Securities

Principal at Risk Securities

The Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Common Stock of Merck & Co., Inc. and the Common Stock of The Home Depot, Inc. due November 10, 2026 (the “Trigger PLUS”) can be used:

￭To gain exposure to the worst performing of two underlying stocks;

￭To potentially outperform the worst performing underlying stock by taking advantage of the leverage factor, with no limitation on the appreciation potential; and

￭To obtain an unleveraged positive return for a limited range of negative performance of the worst performing underlying stock

If the final share price of either underlying stock is less than the respective trigger level, investors will be negatively exposed to the full amount of the percent decline in the worst performing underlying stock and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying stock, without any buffer.

Maturity:	Approximately 2 years
Leverage factor:	At least 197.50%. The actual leverage factor will be determined on the pricing date.
Minimum payment at maturity:	None. Investors may lose all their entire initial investment in the Trigger PLUS.
Trigger level:	With respect to each underlying stock, 70% of the initial share price of such stock
Coupon:	None
Listing:	The Trigger PLUS will not be listed on any securities exchange

The original issue price of each Trigger PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Trigger PLUS, which are borne by you, and, consequently, the estimated value of the Trigger PLUS on the pricing date will be less than $1,000. We estimate that the value of each Trigger PLUS on the pricing date will be approximately $987.70, or within $25.00 of that estimate. Our estimate of the value of the Trigger PLUS as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the Trigger PLUS on the pricing date, we take into account that the Trigger PLUS comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the Trigger PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Trigger PLUS?

In determining the economic terms of the Trigger PLUS, including the leverage factor and the trigger levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Trigger PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Trigger PLUS?

The price at which MS & Co. purchases the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Trigger PLUS, and, if it once chooses to make a market, may cease doing so at any time.

November 2024 Page 2

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Common Stock of Merck & Co., Inc. and the Common Stock of The Home Depot, Inc. due November 10, 2026

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Trigger PLUS offer the potential for a positive return at maturity based on the absolute value of a limited range of percentage changes of the worst performing underlying stock. At maturity, if the final share price of each underlying stock is greater than the respective initial share price, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying stock. If the final share price of either underlying stock is less than or equal to the respective initial share price but the final share price of each underlying stock is greater than or equal to the respective trigger level, investors will receive the stated principal amount of their investment plus an unleveraged positive return based on the absolute value of the performance of the worst performing underlying stock, which will be effectively limited to a 30% return. However, if the final share price of either underlying stock is less than the respective trigger level, the absolute return feature will no longer be available and instead investors will be negatively exposed to the full decline in the worst performing underlying stock and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying stock, without any buffer. Investors may lose their entire initial investment in the Trigger PLUS. All payments on the Trigger PLUS are subject to our credit risk.

Leveraged Performance

The Trigger PLUS offer investors an opportunity to receive at least 197.50% of the positive return of the worst performing of the underlying stocks if both underlying stocks have appreciated in value. The actual leverage factor will be determined on the pricing date.

Absolute Return Feature

The Trigger PLUS enable investors to obtain an unleveraged positive return if the final share price of either underlying stock is less than or equal to the respective initial share price but the final share price of each underlying stock is greater than or equal to the respective trigger level.

Upside Scenario if Both Underlying Stocks Appreciate

Both underlying stocks increase in value, and, at maturity, the Trigger PLUS redeem for the stated principal amount of $1,000 plus at least 197.50% of the share percent change of the worst performing underlying stock. The actual leverage factor will be determined on the pricing date.

Absolute Return Scenario

The final share price of either underlying stock is less than or equal to the respective initial share price but the final share price of each underlying stock is greater than or equal to the respective trigger level. In this case, you receive a 1% positive return on the Trigger PLUS for each 1% negative return on the worst performing underlying stock. For example, if the final share price of the worst performing underlying stock is 10% less than the respective initial share price, the Trigger PLUS will provide a total positive return of 10% at maturity. The maximum return you may receive in this scenario is a positive 30% return at maturity.

Downside Scenario

The final share price of either underlying stock is less than the respective trigger level.

In this case, the Trigger PLUS redeem for at least 30% less than the stated principal amount, and this decrease will be by an amount proportionate to the full decline in the value of the worst performing underlying stock over the term of the Trigger PLUS. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount per Trigger PLUS. For example, if the final share price of the worst performing underlying stock is 70% less than its initial share price, the Trigger PLUS will be redeemed at maturity for a loss of 70% of principal at $300, or 30% of the stated principal amount. There is no minimum payment at maturity on the Trigger PLUS, and you could lose your entire investment.

Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlying stocks, a decline in either underlying stock beyond the respective trigger level will result in a significant loss of your investment even if the other underlying stock has appreciated or has not declined as much.

November 2024 Page 3

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Common Stock of Merck & Co., Inc. and the Common Stock of The Home Depot, Inc. due November 10, 2026

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Trigger PLUS. The following examples are for illustrative purposes only. The actual initial share price and trigger level for each underlying stock will be determined on the pricing date. Any payment at maturity on the Trigger PLUS is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per Trigger PLUS
Hypothetical leverage factor:	197.50%. The actual leverage factor will be determined on the pricing date.
Hypothetical initial share price:	With respect to the MRK Stock: $100.00 With respect to the HD Stock: $400.00
Hypothetical trigger level:	With respect to the MRK Stock: $70.00 With respect to the HD Stock: $280.00

EXAMPLE 1: The final share price of each underlying stock is greater than the respective initial share price.

Final share price		MRK Stock: $110.00
HD Stock: $560.00
Share percent change		MRK Stock: ($110.00 – $100.00) / $100.00 = 10% HD Stock: ($560.00 – $400.00) / $400.00 = 40%
Payment at maturity	=	$1,000 + ($1,000 × leverage factor × share percent change of the worst performing underlying stock)
	=	$1,000 + ($1,000 × 197.50% × 10%)
	=	$1,197.50

In example 1, the final share prices of both the MRK Stock and the HD Stock are greater than their initial share prices. The MRK Stock has appreciated by 10% while the HD Stock has appreciated by 40%. Therefore, investors receive at maturity the stated principal amount plus 197.50% of the appreciation of the worst performing underlying stock, which is the MRK Stock in this example. Investors receive $1,197.50 per Trigger PLUS at maturity (assuming a hypothetical leverage factor of 197.50%). The actual leverage factor will be determined on the pricing date.

EXAMPLE 2: The final share price of one underlying stock is greater than the respective initial share price while the final share price of the other underlying stock is less than the respective initial share price but greater than the respective trigger level.

Final share price		MRK Stock: $140.00
HD Stock: $340.00
Share percent change		MRK Stock: ($140.00 – $100.00) / $100.00 = 40% HD Stock: ($340.00 – $400.00) / $400.00 = -15%
Payment at maturity	=	$1,000 + ($1,000 × absolute share return of the worst performing underlying stock)
	=	$1,000 + ($1,000 × 15%)
	=	$1,150

In example 2, the final share price of the MRK Stock is greater than the respective initial share price, while the final share price of the HD Stock is less than the respective initial share price but greater than the respective trigger level. While the MRK Stock has appreciated by 40%, the HD Stock has declined by 15%. Therefore, investors receive at maturity the stated

November 2024 Page 4

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Common Stock of Merck & Co., Inc. and the Common Stock of The Home Depot, Inc. due November 10, 2026

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

principal amount plus the absolute value of the performance of the worst performing underlying stock, which is the HD Stock in this example. Investors receive $1,150 per Trigger PLUS at maturity. In this example, investors receive a positive return even though one of the underlying stocks declined in value by 15%, due to the absolute return feature of the Trigger PLUS and because neither underlying stock declined beyond the respective trigger level.

EXAMPLE 3: The final share price of one underlying stock is greater than the respective initial share price while the final share price of the other underlying stock is less than the respective initial share price and trigger level.

Final share price		MRK Stock: $110.00
HD Stock: $200.00
Share percent change		MRK Stock: ($110.00 – $100.00) / $100.00 = 10% HD Stock: ($200.00 – $400.00) / $400.00 = -50%
Share performance factor		MRK Stock: $110.00 / $100.00 = 110% HD Stock: $200.00 / $400.00 = 50%
Payment at maturity	=	$1,000 × share performance factor of the worst performing underlying stock
	=	$1,000 × 50%
	=	$500

In example 3, the final share price of the MRK Stock is greater than the respective initial share price, while the final share price of the HD Stock is less than the respective initial share price and trigger level. While the MRK Stock has appreciated by 10%, the HD Stock has declined by 50%. Therefore, investors are exposed to the negative performance of the HD Stock, which is the worst performing underlying stock in this example, and receive a payment at maturity of $500. In this example, investors are exposed to the negative performance of the worst performing underlying stock even though the other underlying stock has appreciated in value by 10%, because the final share price of each stock is not greater than or equal to the respective trigger level.

EXAMPLE 4: The final share price of each underlying stock is less than the respective initial share price but is greater than the respective trigger level.

Final share price		MRK Stock: $85.00
HD Stock: $336.00
Share percent change		MRK Stock: ($85.00 – $100.00) / $100.00 = -15% HD Stock: ($336.00 – $400.00) / $400.00 = -16%
Payment at maturity	=	$1,000 + ($1,000 × absolute share return of the worst performing underlying stock)
	=	$1,000 + ($1,000 × 16%)
	=	$1,160

In example 4, the final share price of each underlying stock is less than the respective initial share price but is greater than the respective trigger level. The MRK Stock has declined by 15% while the HD Stock has declined by 16%. Therefore, investors receive at maturity the stated principal amount plus the absolute value of the performance of the worst performing underlying stock, which is the HD Stock in this example. Investors receive $1,160 per Trigger PLUS at maturity.

EXAMPLE 5: The final share price of each underlying stock is less than the respective trigger level.

Final share price	MRK Stock: $30.00
HD Stock: $160.00
Share percent change	MRK Stock: ($30.00 – $100.00) / $100.00 = -70% HD Stock: ($160.00 – $400.00) / $400.00 = -60%

November 2024 Page 5

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Common Stock of Merck & Co., Inc. and the Common Stock of The Home Depot, Inc. due November 10, 2026

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Share performance factor		MRK Stock: $30.00 / $100.00 = 30% HD Stock: $160.00 / $400.00 = 40%
Payment at maturity	=	$1,000 × (share performance factor of the worst performing underlying stock)
	=	$1,000 × 30%
	=	$300

In example 5, the final share prices of both the MRK Stock and the HD Stock are less than their respective trigger levels. The MRK Stock has declined by 70% while the HD Stock has declined by 60%. Therefore, investors are exposed to the negative performance of the MRK Stock, which is the worst performing underlying stock in this example, and receive a payment at maturity of $300.

Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlying stocks, a decline in either underlying stock beyond the respective trigger level will result in a significant loss of your investment even if the other underlying stock has appreciated or has not declined as much.

November 2024 Page 6

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Common Stock of Merck & Co., Inc. and the Common Stock of The Home Depot, Inc. due November 10, 2026

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the Trigger PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Trigger PLUS.

Risks Relating to an Investment in the Trigger PLUS

￭The Trigger PLUS do not pay interest or guarantee the return of any principal. The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final share price of either underlying stock is less than the respective trigger level, the absolute return feature will no longer be available and the payment at maturity will be an amount in cash that is at least 30% less than the $1,000 stated principal amount of each Trigger PLUS, and this decrease will be by an amount proportionate to the full amount of the decline in the value of the worst performing underlying stock over the term of the Trigger PLUS, without any buffer. There is no minimum payment at maturity on the Trigger PLUS, and, accordingly, you could lose your entire initial investment in the Trigger PLUS.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the Trigger PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Trigger PLUS in the secondary market. Some factors that may influence the value of the Trigger PLUS include:

othe trading price and volatility (frequency and magnitude of changes in price) of the underlying stocks,

odividend rates on the underlying stocks,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks and which may affect the prices of the underlying stocks,

othe time remaining until the Trigger PLUS mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting an underlying stock that may or may not require an adjustment to an adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the Trigger PLUS will be affected by the other factors described above. The prices of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Merck & Co., Inc. Overview” and “The Home Depot, Inc. Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Trigger PLUS if you try to sell your Trigger PLUS prior to maturity.

￭The Trigger PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS. You are dependent on our ability to pay all amounts due on the Trigger PLUS at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Trigger PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Trigger PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Trigger PLUS.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all

November 2024 Page 7

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Common Stock of Merck & Co., Inc. and the Common Stock of The Home Depot, Inc. due November 10, 2026

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the Trigger PLUS is not linked to the values of the underlying stocks at any time other than the valuation date. The final share price of each underlying stock will be based on the share closing price of such stock on the valuation date, subject to adjustment for non-trading days and certain market disruption events. Even if both underlying stocks appreciate prior to the valuation date but the value of either underlying stock drops by the valuation date to below the respective trigger level, the payment at maturity will be significantly less than it would have been had the payment at maturity been linked to the values of the underlying stocks prior to such drop. Although the actual values of the underlying stocks on the stated maturity date or at other times during the term of the Trigger PLUS may be higher than their respective trigger levels, the payment at maturity will be based solely on the share closing prices of the underlying stocks on the valuation date.

￭Investing in the Trigger PLUS is not equivalent to investing in the common stock of Merck & Co., Inc. or the common stock of The Home Depot, Inc. Investing in the Trigger PLUS is not equivalent to investing in either underlying stock. As an investor in the Trigger PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to either underlying stock. As a result, any return on the Trigger PLUS will not reflect the return you would realize if you actually owned shares of the underlying stocks and received dividends paid or distributions made on them.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Trigger PLUS in the original issue price reduce the economic terms of the Trigger PLUS, cause the estimated value of the Trigger PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Trigger PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Trigger PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Trigger PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlying stock, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the Trigger PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Trigger PLUS than those generated by others, including other dealers in the market, if they attempted to value the Trigger PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Trigger PLUS in the secondary market (if any exists) at any time. The value of your Trigger PLUS at any time after the date of this document will vary based on many factors that cannot be predicted

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited. The Trigger PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Trigger PLUS. MS & Co. may, but is not obligated to, make a market in the Trigger PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Trigger PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Trigger PLUS, it is likely that there would be no secondary market for the Trigger PLUS. Accordingly, you should be willing to hold your Trigger PLUS to maturity.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Trigger PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Trigger PLUS (and possibly to other instruments linked to the underlying stocks), including trading in the underlying stocks and other instruments related to the underlying stocks. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial share price of either underlying stock, and, therefore, could increase the price at or above which such underlying stock must close on the valuation date so that investors do not suffer a loss on their initial investment in the Trigger PLUS (depending also on the performance of the other underlying stock). Additionally, such hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could adversely affect the share closing price of either underlying stock on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlying stock).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Trigger PLUS. As calculation agent, MS & Co. will determine the initial share prices, the trigger levels and the final share prices, including whether the final share price of either underlying stock has decreased to below the respective trigger level, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustments factors. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s),” “—Antidilution Adjustments,” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Trigger PLUS on the pricing date.

￭The U.S. federal income tax consequences of an investment in the Trigger PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Trigger PLUS. There is no direct legal authority regarding the proper U.S. federal tax treatment of the Trigger PLUS, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Trigger PLUS are uncertain, and the IRS or a court might not agree with the tax treatment of a Trigger PLUS as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in

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Principal at Risk Securities

asserting an alternative treatment of the Trigger PLUS, the tax consequences of the ownership and disposition of the Trigger PLUS, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the Trigger PLUS, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Stocks

￭You are exposed to the price risk of both underlying stocks. Your return on the Trigger PLUS it not linked to a basket consisting of both underlying stocks. Rather, it will be based upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlying stocks. Poor performance by either underlying stock over the term of the Trigger PLUS will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stock. If either underlying stock declines to below the respective trigger level as of the valuation date, you will be exposed to the negative performance of the worst performing underlying stock at maturity, and you will lose a significant portion or all of your investment, even if the other underlying stock has appreciated or has not declined as much. Accordingly, your investment is subject to the price risk of both underlying stocks.

￭Because the Trigger PLUS are linked to the performance of the worst performing underlying stock, you are exposed to greater risk of sustaining a significant loss on your investment than if the Trigger PLUS were linked to just one underlying stock. The risk that you will suffer a significant loss on your investment is greater if you invest in the Trigger PLUS as opposed to substantially similar securities that are linked to the performance of just one underlying stock. With two underlying stocks, it is more likely that either underlying stock will decline to below the respective trigger level as of the valuation date than if the Trigger PLUS were linked to only one underlying stock. Therefore it is more likely that you will suffer a significant loss on your investment.

￭No affiliation with Merck & Co., Inc. or The Home Depot, Inc. Merck & Co., Inc. and The Home Depot, Inc. are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the Trigger PLUS. We have not made any due diligence inquiry with respect to Merck & Co., Inc. or The Home Depot, Inc. in connection with this offering.

￭We may engage in business with or involving Merck & Co., Inc. or The Home Depot, Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with Merck & Co., Inc. or The Home Depot, Inc. without regard to your interests and thus may acquire non-public information about Merck & Co., Inc. or The Home Depot, Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Merck & Co., Inc. or The Home Depot, Inc., which may or may not recommend that investors buy or hold the underlying stock(s).

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers.  However, the calculation agent will not make an adjustment for every corporate event or every distribution that could affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuer of an underlying stock or anyone else makes a partial tender or partial exchange offer for such underlying stock, nor will adjustments be made following the valuation date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of an underlying stock by the amount of such dividends.  If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the Trigger PLUS and your return on the Trigger PLUS may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the market price of the Trigger PLUS.  For example, if the record date for a regular cash dividend were to occur on or shortly before the valuation date,

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Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Common Stock of Merck & Co., Inc. and the Common Stock of The Home Depot, Inc. due November 10, 2026

Trigger Performance Leveraged Upside SecuritiesSM

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this may decrease the final share price of an underlying stock to be less than the respective trigger level (resulting in a loss of a significant portion or all of your investment in the Trigger PLUS), materially and adversely affecting your return.

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Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Common Stock of Merck & Co., Inc. and the Common Stock of The Home Depot, Inc. due November 10, 2026

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Merck & Co., Inc. Overview

Merck & Co., Inc. is a global health care company that delivers innovative health solutions through its prescription medicines, vaccines, biologic therapies and animal health products. The MRK Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Merck & Co., Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-06571 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Merck & Co., Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the MRK Stock is accurate or complete.

Information as of market close on October 31, 2024:

Bloomberg Ticker Symbol:	MRK
Exchange:	NYSE
Current Stock Price:	$102.32
52 Weeks Ago:	$102.70
52 Week High (on 6/24/2024):	$132.96
52 Week Low (on 11/28/2023):	$100.18
Current Dividend Yield:	3.01%

The following table sets forth the published high and low share closing prices of, as well as dividends on, the MRK Stock for each quarter from January 1, 2021 through October 31, 2024. The share closing price of the MRK Stock on October 31, 2024 was $102.32. The related graph shows the share closing prices of the MRK Stock for each day from January 1, 2019 through October 31, 2024. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical share closing prices of the MRK Stock may have been adjusted for stock splits and other corporate events. The historical performance of the MRK Stock should not be taken as indication of future performance, and no assurance can be given as to the price of the MRK Stock at any time, including on the valuation date.

Common Stock of Merck & Co., Inc. (CUSIP 58933Y105)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	81.05	68.82	0.65
Second Quarter	77.77	70.26	0.65
Third Quarter	78.83	71.68	0.65
Fourth Quarter	90.54	72.28	0.65
2022
First Quarter	82.40	73.51	0.69
Second Quarter	94.64	83.49	0.69
Third Quarter	94.96	84.53	0.69
Fourth Quarter	112.12	87.44	0.69
2023
First Quarter	114.84	102.94	0.73
Second Quarter	118.38	108.61	0.73
Third Quarter	114.33	102.95	0.73
Fourth Quarter	109.02	100.18	0.73
2024
First Quarter	131.95	113.24	0.77
Second Quarter	132.96	123.80	0.77
Third Quarter	128.97	111.15	0.77
Fourth Quarter (through October 31, 2024)	114.74	102.32	0.77

We make no representation as to the amount of dividends, if any, that Merck & Co., Inc. may pay in the future. In any event, as an investor in the Trigger PLUS, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Merck & Co., Inc.

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Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Common Stock of Merck & Co., Inc. and the Common Stock of The Home Depot, Inc. due November 10, 2026

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Common Stock of Merck & Co., Inc. – Daily Share Closing Prices January 1, 2019 to October 31, 2024

This document relates only to the Trigger PLUS offered hereby and does not relate to the MRK Stock or other securities of Merck & Co., Inc. We have derived all disclosures contained in this document regarding the MRK Stock from the publicly available documents described above. In connection with the offering of the Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Merck & Co., Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Merck & Co., Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the MRK Stock (and therefore the price of the MRK Stock at the time we price the Trigger PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Merck & Co., Inc. could affect the value received with respect to the Trigger PLUS and therefore the value of the Trigger PLUS.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the MRK Stock.

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Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Common Stock of Merck & Co., Inc. and the Common Stock of The Home Depot, Inc. due November 10, 2026

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Home Depot, Inc. Overview

The Home Depot, Inc. is a home improvement retailer. The HD Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by The Home Depot, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-08207 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding The Home Depot, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the HD Stock is accurate or complete.

Information as of market close on October 31, 2024:

Bloomberg Ticker Symbol:	HD
Exchange:	NYSE
Current Stock Price:	$393.75
52 Weeks Ago:	$284.69
52 Week High (on 10/16/2024):	$418.61
52 Week Low (on 10/31/2023):	$284.69
Current Dividend Yield:	2.29%

The following table sets forth the published high and low share closing prices of, as well as dividends on, the HD Stock for each quarter from January 1, 2021 through October 31, 2024. The share closing price of the HD Stock on October 31, 2024 was $393.75. The related graph shows the share closing prices of the HD Stock for each day from January 1, 2019 through October 31, 2024. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical share closing prices of the HD Stock may have been adjusted for stock splits and other corporate events. The historical performance of the HD Stock should not be taken as indication of future performance, and no assurance can be given as to the price of the HD Stock at any time, including on the valuation date.

Common Stock of The Home Depot, Inc. (CUSIP 437076BY7)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	305.25	250.93	1.65
Second Quarter	341.12	302.61	1.65
Third Quarter	341.41	317.05	1.65
Fourth Quarter	416.18	326.47	1.65
2022
First Quarter	412.84	299.33	1.90
Second Quarter	315.31	268.98	1.90
Third Quarter	327.38	266.58	1.90
Fourth Quarter	333.43	269.46	1.90
2023
First Quarter	339.79	280.82	2.09
Second Quarter	313.74	282.33	2.09
Third Quarter	333.84	301.82	2.09
Fourth Quarter	354.00	276.46	2.09
2024
First Quarter	395.20	338.26	2.25
Second Quarter	368.03	325.10	2.25
Third Quarter	405.20	333.64	2.25
Fourth Quarter (through October 31, 2024)	418.61	392.52	-

We make no representation as to the amount of dividends, if any, that The Home Depot, Inc. may pay in the future. In any event, as an investor in the Trigger PLUS, you will not be entitled to receive dividends, if any, that may be payable on the common stock of The Home Depot, Inc.

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Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Common Stock of Merck & Co., Inc. and the Common Stock of The Home Depot, Inc. due November 10, 2026

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Common Stock of The Home Depot, Inc. – Daily Share Closing Prices January 1, 2019 to October 31, 2024

This document relates only to the Trigger PLUS offered hereby and does not relate to the HD Stock or other securities of The Home Depot, Inc. We have derived all disclosures contained in this document regarding the HD Stock from the publicly available documents described above. In connection with the offering of the Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to The Home Depot, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding The Home Depot, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the HD Stock (and therefore the price of the HD Stock at the time we price the Trigger PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning The Home Depot, Inc. could affect the value received with respect to the Trigger PLUS and therefore the value of the Trigger PLUS.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the HD Stock.

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Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Common Stock of Merck & Co., Inc. and the Common Stock of The Home Depot, Inc. due November 10, 2026

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Trigger PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Underlying stock issuer:	With respect to the MRK Stock, Merck & Co., Inc. With respect to the HD Stock, The Home Depot, Inc.
Denominations:	$1,000 per Trigger PLUS and integral multiples thereof
Postponement of maturity date:

If the scheduled valuation date is not a trading day with respect to either underlying stock or if a market disruption event occurs with respect to either underlying stock on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Trigger PLUS will be postponed to the second business day following the latest valuation date as postponed with respect to either underlying stock.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Trigger PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Trigger PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the Trigger PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Trigger PLUS, if any, to the trustee for delivery to the depositary, as holder of the Trigger PLUS, on the maturity date.

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Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Common Stock of Merck & Co., Inc. and the Common Stock of The Home Depot, Inc. due November 10, 2026

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the Trigger PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 1 Trigger PLUS
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a Trigger PLUS as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the Trigger PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the Trigger PLUS prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the Trigger PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Trigger PLUS. Such gain or loss should be long-term capital gain or loss if the investor has held the Trigger PLUS for more than one year, and short-term capital gain or loss otherwise.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the Trigger PLUS. An alternative characterization of the Trigger PLUS could materially and adversely affect the tax consequences of ownership and disposition of the Trigger PLUS, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the Trigger PLUS and current market conditions, we expect that the Trigger PLUS will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the Trigger PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Trigger PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Trigger PLUS.

Both U.S. and non-U.S. investors considering an investment in the Trigger PLUS

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Trigger PLUS.

Use of proceeds and hedging:

The proceeds from the sale of the Trigger PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Trigger PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Trigger PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Trigger PLUS borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Trigger PLUS.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the Trigger PLUS by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying stocks, futures and/or options contracts on the underlying stocks or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the price of either underlying stock on the pricing date, and therefore could increase the price at or above which such underlying stock must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS (depending also on the performance of the other underlying stock). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Trigger PLUS, including on the valuation date, by purchasing and selling the underlying stocks, futures or options contracts on the underlying stocks or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the price of either underlying stock, and, therefore, adversely affect the value of the Trigger PLUS or the payment you will receive at maturity, if any (depending also on the performance of the other underlying stock). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Trigger PLUS, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the Trigger PLUS that it purchases from us to an unaffiliated dealer at a price of $ per Trigger PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Trigger PLUS. MS & Co. will not receive a sales commission with respect to the Trigger PLUS.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Trigger PLUS. When MS & Co. prices this offering of Trigger PLUS, it will determine the economic terms of the Trigger PLUS, including the leverage factor, such

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Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the Common Stock of Merck & Co., Inc. and the Common Stock of The Home Depot, Inc. due November 10, 2026

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

that for each Trigger PLUS the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley or MSFL will arrange to send you the product supplement for PLUS and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov.as follows:

Product Supplement for PLUS dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for PLUS, in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

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